Exhibit (j)(8)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report, dated February 24, 2009, incorporated herein by reference, with respect to Legg Mason Partners Small Cap Core Fund, a series of the Legg Mason Partners Equity Trust, as of December 31, 2008, and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 27, 2009